ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140658438-21
Filing Date and Time
09/12/2014 12:42 AM
Entity Number
E0470422014-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PARAMOUNT SUPPLY INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

ENTERPRISE SOLUTIONS LLC
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
3228 CHERUM ST	LAS VEGAS	Nevada	89135

Mailing Address (if different from street address)	City	State	Zip Code
3228 CHERUM ST	LAS VEGAS	Nevada	89135

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ARTIS JANSONS
Name

Street Address	City	State	Zip Code
40 LIELAIS PROSPEKTS	VENTSPILS, LATVIA, LVA	LV	LV-3601

2) ____
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ARTIS JANSONS
Name

X ARTIS JANSONS
Incorporator Signature

Address	City	State	Zip Code
40 LIELAIS PROSPEKTS	VENTSPILS, LATVIA, LVA	LV	LV-3601

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X ENTERPRISE SOLUTIONS LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

9/12/2014
Date

This form must be accompanied by appropriate fees.